UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2005

NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURE

ITEM 1.01 Entry into a Material Definitive Agreement
On December 12, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Nuance Communications, Inc. (the “Company”) took the following actions:
Fiscal 2006 Company Bonus Program
Consistent with practice in prior years, the Committee has approved a Company Bonus Program for fiscal 2006 for all Company employees. Target bonuses vary based on position and tenure with the Company, and the amount of target bonus actually paid to individual employees will be based on the achievement of certain Company and individual objectives. The bonuses for the Company’s executive officers are tied collectively to the six-month and full-year achievement of total revenue and net income targets. In addition each executive officer’s bonus individually is based upon achievement of certain operational objectives, including budget targets, on-time product delivery, cash collections, and other key operating metrics.
This brief description of the Fiscal 2006 Company Bonus Program is qualified by reference to the Fiscal 2006 Company Bonus Program that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2005.
Fiscal 2006 Recognition Incentive Bonus Program
The Committee also approved a special 2006 Recognition Incentive Bonus Program pursuant to which, except as described below, each eligible employee will receive a special incentive cash bonus on April 15, 2006 equal to the total bonus paid to such employee for the second half of fiscal 2005 pursuant to the Company’s Fiscal 2005 Company Bonus Program, provided such employee remains employed by the Company on such date. Employees eligible for the 2006 Recognition Incentive Bonus Program are those individuals who were employed by the Company on September 30, 2005, other than those employees who became employees of the Company as a result of the Company’s acquisition of the former Nuance Communications, Inc. on September 15, 2005. Eligible employees whose aggregate payments for (i) the second half of fiscal 2005 pursuant to the Company’s Fiscal 2005 Company Bonus Program plus (ii) the 2006 Recognition Incentive Bonus Program will be less than $1000 will receive the payment of such amount on December 15, 2005, rather than pursuant to the 2006 Recognition Incentive Bonus Program on April 15, 2006.
Accelerated Vesting of Restricted Stock Grants
The Committee also confirmed that the performance objectives for the accelerated vesting of 1/3 of the unvested shares of restricted stock that were granted to the Company’s executive officers, with the exception of Paul Ricci, in February 2004 (or upon hiring), had been achieved, accordingly, those shares of restricted stock will vest on December 15, 2005.
Bonus Payment.
The Committee also approved the payment of a one time supplemental cash bonus of $25,000 to John Shagoury in recognition of Mr. Shagoury’s efforts during fiscal 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: December 16, 2005	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer